FOR IMMEDIATE RELEASE
---------------------

                      TANDYCRAFTS ANNOUNCES PLAN TO CLOSE
                        LEATHER AND CRAFTS RETAIL STORES
                    EXPECTS NON-RECURRING PRE-TAX CHARGE OF
               APPROXIMATELY $25 - $29 MILLION DURING FISCAL 1999

FORT WORTH, Texas - January 8, 1999 - Tandycrafts, Inc. (NYSE:TAC) today announced its board of directors approved a plan to close its leather and crafts retail stores and related manufacturing operations as part of the Company's continuing effort to focus on its most profitable and growing businesses.

Tandycrafts, the Fort Worth, Texas-based manufacturer, wholesaler and retailer of consumer products, said it plans to close its leather and crafts manufacturing operations and 121 retail stores over the next six months. As a result, Tandycrafts will take a total pre-tax charge of approximately $25 - $29 million in the fiscal year ending June 30, 1999. Approximately $12 million of this pre-tax charge will be reflected in the fiscal second quarter, which ended December 31, 1998.

Tandycrafts cited continuing poor performance and declining sales in its decision to close the bulk of its leather and crafts operations. Tandycrafts said it will retain its profitable mail order, dealer and wholesale leather and crafts business, while enhancing its Internet site to more efficiently sell these products direct to consumers. This move complements Tandycrafts' focus on growing its most profitable business segment, the Frames and Wall Decor division, while continuing its efforts to improve the Office Supplies and Novelties and Promotions divisions.

"The decision to exit the leather and crafts retail business reflects our continuing strategic focus on operations that offer long-term growth and profit potential," said Michael J. Walsh, Tandycrafts president and chief executive officer. "Leathercrafting is a mature business niche, and our recent efforts to reenergize the retail stores with new products, new merchandising concepts and new store formats had little impact on improving the performance of the division. The restructuring will eliminate a source of on-going losses."

R. Earl Cox III, Tandycrafts chairman of the board, said: "After an intensive evaluation of the Company's core competencies, the board concluded that the best strategy for maximizing shareholder value is to close the leather and craft retail stores and related manufacturing activities. We will redirect our efforts toward the more profitable wholesale and direct sales channels."

"Tandycrafts will continue to evaluate all our operations to ensure they fit our profit criteria, are competing in a growing market, and follow our focus on becoming a consumer products-driven company," said Walsh.

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TANDYCRAFTS/PAGE 2


Tandycrafts further announced that it now appears probable that the Company will be required to perform under a bank guaranty related to its January 1997 sale of Cargo Furniture and Accents. As a result, the Company expects to record an additional pre-tax charge of $3.5 million in the quarter ended December 31, 1998.

Tandycrafts, Inc. manufactures, distributes and/or retails products through four distinct product-related divisions: Frames and Wall Decor, Leather and Crafts, Office Supplies, and Novelties and Promotional. Its products are marketed and sold through various channels, including direct-to-consumer (e.g., retail stores, mail order, the Internet) and wholesale distribution (e.g., direct sales force, telemarketing, outside sales representatives). The Company is headquartered in Fort Worth, Texas and its common stock is listed on the New York Stock Exchange under the ticker symbol "TAC".

     This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.


                      For further information, please contact:
        At the Company: James Allen, Chief Financial Officer  (817) 551-9600
             Investor Relations:  R. Jerry Falkner, CFA  (800) 377-9893
     Media: Jeff Lambert or Paula MacKenzie, Lambert, Edwards & Associates, Inc.
                                 (616) 365-2000

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